EASE SIGN AND FAX TO: 702-433-1979

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ALL IDENTIFY AND CIRCLE ALL CORRECTIONS NEEDED

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

NUMBER

SHARES

Farrier
Resources Corp.

CUSIP NO. 366717 10 2

AUTHORIZED COMMON STOCK:
50,000,000 SHARES
PAR VALUE: $0.001

Countersigned & Registered
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada
TRANSFER AGENT AND REGISTRAR

By: VOID

SPECIMEN

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of **FARRIER RESOURCES CORP** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

FARRIER RESOURCES CORP.
CORPORATE
Seal
NEVADA

PRESIDENT